                               UNISYS CORPORATION



                           12% SENIOR NOTES DUE 2003



                                   INDENTURE



                           Dated as of March 29, 1996



                         BANK OF MONTREAL TRUST COMPANY

                                    Trustee

CROSS-REFERENCE TABLE*



Trust Indenture
  Act Section                            Indenture Section
- ---------------                          -----------------
310 (a)(1)....................................  7.10
    (a)(2)....................................  7.10
    (a)(3)....................................  N.A.
    (a)(4)....................................  N.A.
    (a)(5)....................................  7.10
    (b).......................................  7.3, 7.10
    (c).......................................  N.A.
311 (a).......................................  7.11
    (b).......................................  7.11
    (c).......................................  N.A.
312 (a).......................................  2.5
    (b).......................................  10.3
    (c).......................................  10.3
313 (a).......................................  7.6
    (b)(1)....................................  N.A.
    (b)(2)....................................  7.6, 7.7
    (c).......................................  7.6, 10.2
    (d).......................................  7.6
314 (a).......................................  4.3,4.4(a),
                                                10.5
    (b).......................................  N.A.
    (c)(1)....................................  10.4
    (c)(2)....................................  10.4
    (c)(3)....................................  N.A.
    (d).......................................  N.A.
    (e).......................................  10.5
    (f).......................................  N.A.
315 (a).......................................  7.1(b)
    (b).......................................  7.5
    (c).......................................  7.1(a)
    (d).......................................  7.1(c)
    (e).......................................  6.11
316 (a)(last sentence)........................  2.9
    (a)(1)(A).................................  6.5
    (a)(1)(B).................................  6.4
    (a)(2)....................................  N.A.
    (b).......................................  6.7

- -----------
*This Cross-Reference Table is not part of the Indenture.

    (c).......................................  9.4
317 (a)(1)....................................  6.8
    (a)(2)....................................  6.9
    (b).......................................  2.4
318 (a).......................................  10.1
    (b).......................................  N.A.
    (c).......................................  10.1

N.A. means not applicable.

          This INDENTURE, dated as of March 29, 1996, is by and between Unisys Corporation, a Delaware corporation (the "Company"), and Bank of Montreal Trust Company, a New York banking corporation (the "Trustee").

          The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12% Senior Notes due 2003, Series A (the "Series A Notes") and the 12% Senior Notes due 2003, Series B (the "Series B Notes" and, together with the Series A Notes, the "Notes").

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1.  Definitions.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Consolidated Subsidiary or (ii) assumed in connection with the acquisition of assets of such Person.

          "Affiliate" of any specified Person means any other Person who directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Affiliated Corporation" means any corporation which is controlled by the Company but which is not a Subsidiary of the Company pursuant to the definition of the term "Subsidiary."

          "Agent" means any Registrar or Paying Agent.

          "Applicable Law," except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court, arbitrator or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Redeemable Stock, the quotient obtained by dividing (i) the sum of the products of (x) the numbers of years from the date of determination to the dates of each successive scheduled principal payment or mandatory redemption amount of such Indebtedness or Redeemable Stocks, as the case may be, multiplied by (y) the amount of such principal payment or mandatory redemption amount by
(ii) the sum of all such principal payments or mandatory redemption amounts, as the case may be.

          "Bank Credit Agreement" means the Credit Agreement dated as of December 11, 1992, as amended, among the Company, certain banks, and Morgan Guaranty Trust Company of New York and National Westminister Bank PLC, as agents.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign or U.S. federal or state law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

          "Business Day" means any day other than a Legal Holiday.

          "Calculation Date" shall have the meaning specified in the definition of "Change in Control."

          "Cash Equivalent" means (i) any security, maturing not more than six months after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, time deposit, money market account or bankers' acceptance, maturing not more than six months after the date of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000 whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Rating Group or any successor rating agency,
(iii) commercial paper, maturing not more than three months after the date of acquisition, issued by any corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard and Poor's Rating Group or any successor rating agency and

(iv) money market funds in compliance with rule 2a-7 under the Investment Company Act of 1940, as amended.

          "Change In Control" means an event or series of events as a result of which (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares entitling the holder thereof to cast more than 50% of the votes for the election of directors of the Company;
(ii) the Company consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged as a result; (iii) at any time Continuing Directors do not constitute a majority of the Board of Directors; or (iv) on any day (a "Calculation Date") the Company makes any distribution or distributions of cash, property or securities (other than regular quarterly dividends, Common Stock, preferred stock which is substantially equivalent to Common Stock or rights to acquire Common Stock or preferred stock which is substantially equivalent to Common Stock) to holders of Common Stock, or the Company or any of its Consolidated Subsidiaries purchases or otherwise acquires Common Stock, and the sum of the fair market value of such distribution or purchase on the Calculation Date, plus the fair market value, when made, of all other such distributions and purchases which have occurred during the twelve-month period ending on the Calculation Date, in each case expressed as a percentage of the aggregate fair market value of all of the shares of Common Stock of the Company outstanding at the close of business on the last day prior to the date of declaration of each such distribution or the date of purchase, exceeds 50%.

          "Closing Date" means the date of consummation of the offering and initial sale of the Series A Notes.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commission" means the Securities and Exchange Commission, and any successor thereto.

          "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

          "Company Notice" shall have the meaning specified in Section 4.8.

          "Consolidated Interest Coverage Ratio" means for any period the ratio of (i) the sum of Consolidated Net Income, Consolidated Interest Expense and Consolidated Tax Expense, plus, without duplication, all depreciation and all amortization, in each case, for such period, of the Company and its Consolidated Subsidiaries on a consolidated basis, all as determined in accordance with GAAP, to (ii) Consolidated Interest Expense for such period; provided, that in making such computation, the Consolidated Interest Expense attributable to interest on any indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

          "Consolidated Interest Expense" means for any period the sum of
(1) the aggregate of the interest expense on Indebtedness of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) without duplication, that portion of capital lease obligations of the Company and its Consolidated Subsidiaries representative of the interest factor for such period, determined on a consolidated basis in accordance with GAAP, plus (iii) without duplication, dividends in respect of preferred or preference stock of a Consolidated Subsidiary of the Company held by Persons other than the Company or a Consolidated Subsidiary of the Company. For purposes of clause (iii) of the preceding sentence, dividends shall be deemed to be an amount equal to the actual dividends paid divided by 1.00 minus the applicable actual combined federal, state, local and foreign income tax rate of the Company (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

          "Consolidated Net Income" means for any period the net income or loss of the Company and its Consolidated Subsidiaries for such period on a consolidated basis as determined in accordance with GAAP adjusted by excluding the after-tax effect of (i) net gains or losses in respect of dispositions of assets other than in the ordinary course of business, (ii) any gains or losses from currency exchange transactions not in the ordinary course of business consistent with past practice, (iii) any gains or losses attributable to write-ups or write-downs of assets or liabilities other than in the ordinary course of business, (iv) any special or extraordinary charges attributable to restructuring transactions other than in the ordinary course of business,
(v) any income or loss of persons acquired in a "pooling of interest" transaction prior to the date of combination and (vi) the cumulative effect of a change in accounting principles from the date of this Indenture; provided that, if the consolidated financial statements of the Company and its Consolidated Subsidiaries for such period give effect to Statement 106 of the Financial Accounting Standards Board ("FASB 106"), Consolidated Net Income for such period shall be (a) increased by any expenses (net of any income tax benefits attributable to such expenses) for post-retirement benefits other than pensions ("Post-Retirement Benefits") to the extent that such expenses are deducted from net income in accordance with FASB

106 and (b) shall be decreased by the aggregate amount of cash payments for Post-Retirement Benefits during such period (net of any income tax benefits attributable to such cash payments on a pro forma basis calculated in the same manner as the income tax benefits referred to in clause (a)).

          "Consolidated Stockholders' Equity" means the total stockholders' equity of the Company and its Consolidated Subsidiaries which, under GAAP, would appear on a consolidated balance sheet of the Company and its subsidiaries, excluding the separate component of stockholders' equity attributable to foreign currency translation adjustments pursuant to Statement of Financial Accounting Standards No. 52 - "Foreign Currency Translation" or any successor provision of GAAP.

          "Consolidated Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Consolidated Tax Expense" means for any period the aggregate of the federal, state, local and foreign income tax expenses of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

          "Continuing Director" means at any date a member of the Board of Directors who (i) was a member of such Board of Directors 24 months prior to such date or (ii) was nominated or elected by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such election.

          "Convertible Debt" means Indebtedness of the Company that, by its terms, is convertible in its entirety into Common Stock of the Company.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.2 hereof or such other address as to which the Trustee may give notice to the Company.

          "Covenant Defeasance" shall have the meaning specified in Section 8.3 hereof.

          "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Default" means any event or condition that with the passage of time or the giving of notice or both would be an Event of Default.

          "Definitive Notes" shall have the meaning specified in Section 2.1(a).

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "DTC" shall have the meaning specified in Section 2.1 hereof.

          "Event of Default" shall have the meaning specified in Section 6.1 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Notes" means the Series B Notes to be issued by the Company upon the expiration of the Exchange Offer pursuant to the terms of the Registration Rights Agreement, containing terms identical in all material respects to the Series A Notes (except that (i) the transfer restrictions thereon shall be eliminated (other than as may be imposed by state securities laws) and (ii) there will be no provision for the payment of Liquidated Damages).

          "Exchange Offer" means the offer by the Company to the Holders of the opportunity to exchange their Series A Notes for Exchange Notes pursuant to a registration statement filed with the Commission, subject to the terms of the Registration Rights Agreement.

          "Existing Redeemable Stock" shall have the meaning specified in
Section 4.6.

          "Finance Subsidiary" means a corporation of the type described in clause (ii) of the definition of "Subsidiary."

          "Foreign Subsidiary" means a corporation of the type described in clause (i) of the definition of "Subsidiary."

          "Funded Debt" means any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would, in accordance with generally accepted accounting practice, be classified as long-term debt, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

          "GAAP" means generally accepted accounting principles in the United States as in effect (unless otherwise stated) as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

          "Global Note" shall have the meaning specified in Section 2.1(a).

          "guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by standby letter of credit or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

          "Holder" means a Person in whose name a Note is registered on the Registrar's books.

          "Indebtedness" means (i) any liability of any Person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding Trade Payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with GAAP, or (d) for preferred or preference stock of a Consolidated Subsidiary of the Company held by Persons other than the Company or any Consolidated Subsidiary of the Company; (ii) any liability of others described in the preceding clause (i) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
(i) and (ii) above.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Intercompany Obligations" means any Indebtedness or any other obligation of the Company or any Consolidated Subsidiary of the Company which, in the case of the Company, is owing to any Consolidated Subsidiary of the Company and which, in the case of any Consolidated Subsidiary of the Company, is owing to the Company or any other Consolidated Subsidiary of the Company.

          "Interest Payment Date" means each of April 15 and October 15.

          "Legal Defeasance" shall have the meaning specified in Section 8.2 hereof.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the Company's principal place of business, the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Offering" means the offering of the Notes by the Company.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, or any Vice President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10.5 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.5 hereof. The counsel may be counsel to the Company, any Consolidated Subsidiary of the Company or the Trustee.

          "Paying Agent" shall have the meaning specified in Section 2.3 hereof.

          "Permitted Indebtedness" means (i) Indebtedness of the Company or any Consolidated Subsidiary of the Company outstanding on the date of this Indenture; (ii) Indebtedness of the Company and its Consolidated Subsidiaries at any time outstanding not in excess of $500 million in the aggregate;
(iii) Indebtedness of the Company and its Consolidated Subsidiaries at any time outstanding not in excess of $1 billion in the aggregate under the Bank Credit Agreement (and any refinancings or replacements thereof or additions thereto) and Indebtedness of Foreign Subsidiaries at any time outstanding not in excess of $250 million in the aggregate under bank loan facilities; (iv) Indebtedness of Finance Subsidiaries so long as such Indebtedness is non-recourse to, not guaranteed by and is not otherwise the legal liability of the Company or any other Consolidated Subsidiary; (v) Intercompany Obligations; and (vi) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in clause (i) above ("Refinancing Indebtedness"); provided that (a) the aggregate principal amount of the Refinancing Indebtedness shall not exceed the sum of (1) the aggregate principal amount and accrued interest of the Indebtedness to be refinanced (or if such Indebtedness was issued at an original issue discount, the original issue discount price plus amortization of the original issue discount at the time of the incurrence of the Refinancing Indebtedness) and (2) the reasonable fees and expenses directly incurred in connection with such Refinancing Indebtedness, (b) such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes,
(c) Refinancing Indebtedness incurred by any Consolidated Subsidiary shall not be used to refinance Indebtedness of the Company and (d) such Refinancing Indebtedness determined as of the date of incurrence does not mature prior to the final scheduled maturity date of the Notes and the Average Life of such Refinancing Indebtedness is equal to or greater than the remaining Average Life of the Notes; provided that this clause (d) shall apply only if the final scheduled maturity date of the Indebtedness being refinanced is later than the final scheduled maturity date of the Notes. Notwithstanding clauses (ii) and
(iii) above, up to $250 million of the amounts set forth in such clauses may be subtracted from such amounts and applied to increase any other amount set forth in either of such clauses.

          "Person" means an individual, partnership, corporation, unincorporated organization, trust, association or joint venture, or a governmental agency or subdivision thereof or other entity.

          "Principal Manufacturing Property" means any manufacturing property located within the United States of America (other than its territories or possessions) owned by the Company or any Subsidiary, except for any manufacturing property that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

          "Put Price" means 101% of the principal amount of the Notes to be repurchased on the Repurchase Date in accordance with Section 4.8, plus accrued and unpaid interest to the Repurchase Date.

          "Put Right" means the unconditional right of any holder of Indebtedness of the Company to require the Company to pay such Indebtedness prior to its stated maturity on the date or dates specified at the time of the incurrence of such Indebtedness or the right of any holder of Indebtedness of the Company to require the Company to pay such Indebtedness prior to its stated maturity upon the occurrence of a Change in Control or similar event.

          "Redeemable Stock" means any class or series of preferred or preference stock of the Company with a stated maturity which is prior to the stated maturity of the Notes or that by its terms or otherwise is required to be redeemed or retired, in whole or in part, prior to the stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the Notes. The stated maturity of any class or series of preferred or preference stock of the Company that is mandatorily convertible into, or exchangeable for, another class or series of capital stock of the Company shall be the stated maturity of such class or series of capital stock.

          "Refinancing Indebtedness" shall have the meaning specified in the definition of "Permitted Indebtedness."

          "Registrar" shall have the meaning specified in Section 2.3 hereof.

          "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other parties thereto, as such agreement may be amended, modified or supplemented from time to time.

          "Related Person" means (i) any Affiliate of the Company, (ii) any Person who directly or indirectly holds 10% or more of any class of capital stock of the Company, (iii) with respect to any such natural Person, any other Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin and (iv) any officer or director of the Company; provided, however, "Related Person" shall not include the Unisys Employees Savings Thrift Trust, or any successor thereof.

          "Repurchase Date" shall have the meaning specified in Section 4.8.

          "Repurchase Right" shall have the meaning specified in Section 4.8.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payments" shall have the meaning specified in Section 4.6 hereof.

          "Rule 144A" shall have the meaning specified in Section 2.6 hereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "SEC" means the Securities and Exchange Commission.

          "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries, provided, however, that such term shall not include any corporation controlled by the Company (herein referred to as an "Affiliated Corporation") which:

          (i) does not transact any substantial portion of its business or regularly maintain any substantial portion of its operating assets within the continental limits of the United States;

          (ii) is principally engaged in the business of financing (including, without limitation, the purchase, holding, sale or discounting of or lending upon any notes, contracts, leases or other forms of obligations) the sale or lease of merchandise, equipment or services (a) by the Company, (b) by a Subsidiary (whether such sales or leases have been made before or after the date when such corporation became a Subsidiary), (c) by another Affiliated Corporation or (d) by any corporation prior to the time when substantially all its assets have heretofore been or shall hereafter have been acquired by the Company;

          (iii) is principally engaged in the business of owning, leasing, dealing in or developing real property; or

          (iv) is principally engaged in the holding of stock in, and/or the financing of operations of, an Affiliated Corporation.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)77aaa-77bbbb) and the rules and regulations thereunder, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section 9.1(e) hereof).

          "Trade Payables" means accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials or services.

          "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "V Loan Debt" means (i) all debt incurred by the Company or a Subsidiary for money loaned to it under or pursuant to any procedure established by or pursuant to Regulation V issued by the Board of Governors of the Federal Reserve System on September 27, 1950, and any amendments thereof or any other regulation, administrative order or law substituted therefor or having substantially the same purpose and (ii) all debt represented by notes issued by the Company or a Subsidiary if each of the following conditions shall be met:
(a) such notes are issued to any bank or banks or other financing institution or institutions or to the United

States Government or any department or agency thereof; and (b) such notes mature by their terms not more than 12 months from the respective dates of issue (but may be subject to refunding or to payment by new borrowing), and are issued principally for the purpose of providing funds, or reimbursing the Company or such Subsidiary for funds used, for (1) the acquisition, production, processing or carrying of any inventories required by the Company or a Subsidiary in order to enable it to perform any one or more orders or contracts (which term includes subcontracts) for or with respect to any product, material or supplies for war or defense purposes to be manufactured, produced or sold by the Company or a Subsidiary, directly or indirectly, to or for the United States Government or any department or agency thereof, or which is to be a part of or used in connection with any product, material or supplies to be sold or delivered to such Government, department or agency, directly or indirectly, or (2) the carrying of receivables arising from the performance of any of such orders or contracts, or (3) the carrying of claims with respect to any of such orders or contracts which may be terminated; and (c) the principal amount of such notes which may be issued from time to time by the Company or a Subsidiary, together with any other such notes, including all debt described in clause (i) above, at the time outstanding, shall not exceed 90% of the excess of the aggregate amount of its inventories, receivables and claims of the character above referred to over the then outstanding advances and partial and progress payments received by the Company or a Subsidiary which are applicable to such inventories, receivables and claims.

          "Wholly Owned Consolidated Subsidiary" means, with respect to any Person, a Consolidated Subsidiary the voting stock (excluding directors' qualifying shares) of which is more than 90% owned, directly or indirectly, by such Person.

          "Wholly Owned Subsidiary" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time, directly or indirectly, owned by the Company and/or by one or more Wholly Owned Subsidiaries.

Section 1.2.  Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the indenture securities means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.3.  Rules of Construction.

          Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e) provisions apply to successive events and transactions;

          (f) references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

          (g) "herein," "hereof" and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2
                                   THE NOTES


Section 2.1.  Form and Dating.

          (a) General Form of Notes.  The Notes and the Trustee's certificate of
              ---------------------
authentication shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text and schedule called for by footnotes 1 and 3 thereto) (the "Global Notes"). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (excluding the text and schedule called for by footnotes 1 and 3 thereto) (the "Definitive Notes"). Global Notes or Definitive Notes issued as Exchange Notes will not include the legend called for by footnote 2 of Exhibit A.

          (b) Form of Global Notes.  Notes offered and sold in reliance on
              --------------------
Rule 144A will initially be issued only in the form of one or more Global Notes. Each Global Note (i) shall represent such portion of the outstanding Notes as shall be specified therein, (ii) shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions, (iii) shall be registered in the name of the Depositary or its nominee, (iv) shall be delivered by the Trustee or its Agent to the Depositary or a Note Custodian pursuant to the Depositary's instructions and (v) shall bear a legend substantially to the following effect:

     "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is required by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

Members of, or participants in, the Depositary ("DTC Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished to the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof or the Depositary as required by Section 2.6 hereof.

          (c) Form of Definitive Notes.  Notes offered and sold in reliance on
              ------------------------
any other exemption from registration under the Securities Act other than Rule 144A will initially be issued in the form of Definitive Notes. Subject to the provisions of Section 2.6, any Person having a beneficial interest in the Global Note may exchange such beneficial interest, upon request to the Trustee, for Definitive Notes in registered form. The Definitive Notes may be produced in any manner determined by the Officers of the Company executing such Notes, as evidenced by their execution of such Notes. The Registrar must register Definitive Notes so issued in the name of, and cause the same to be delivered to, such Person or (or its nominee).

          (d) Provisions Applicable to Forms of Notes.  The Notes may also have
              ---------------------------------------
such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any Applicable Law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes shall be otherwise substantially identical except as provided herein.

Section 2.2.  Execution and Authentication.

          The Notes shall be signed on behalf of the Company by its chief executive officer, principal financial officer or any vice president and attested by its secretary, or any assistant secretary, in each case by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid or obligatory for any purpose or entitled to the benefits of the Indenture until authenticated by the manual signature of the Trustee or its authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon the delivery to the Trustee of a written order of the Company signed by two Officers, from time to time, authenticate Notes for original issue up to an aggregate principal amount of $425,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3.  Registrar and Paying Agent.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may also from time to time appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar upon notice to the Holders.
The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act, subject to the last paragraph of this Section 2.3, as such. The Company or any of its Consolidated Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

          The Trustee may resign as Paying Agent upon prior written notice to the Company.

Section 2.4.  Paying Agent to Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment of all such money over to the Trustee, the Paying Agent (if other than the Company or a Consolidated Subsidiary) shall have no further liability for the money. If the Company or a Consolidated Subsidiary acts as Paying Agent it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable to it the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of the Holders of Notes and, after the consummation of the Exchange Offer, the Company shall otherwise strictly comply with TIA (S)312(a).

Section 2.6.  Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Notes.  If Definitive Notes
              -----------------------------------------
are presented by a Holder to the Registrar with a request:

               (x)  to register the transfer of the Definitive Notes; or

               (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing; and

          (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

               (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto), or

               (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act ("Rule 144A")) in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

               (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; or

               (D) if such Transfer Restricted Security is being transferred to an "institutional accredited investor" (as defined in Section 2.6(g) hereof), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto), a certification from such transferee containing certain representations and agreements relating to the restrictions on transfer of such Transfer Restricted Security (the form of which can be obtained from the Trustee) and an opinion of counsel to such Holder or transferee acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Definitive Note for a Beneficial
              --------------------------------------------------------------
Interest in a Global Note.  A Definitive Note may not be exchanged for a
- -------------------------
beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto), upon which the Trustee may conclusively rely, to the effect that such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Trustee shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes.  The transfer and exchange
              -------------------------------------
of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) Transfer and Exchange of a Beneficial Interest in a Global Note
              ---------------------------------------------------------------
for a Definitive Note.
- ---------------------

          (i) Any Person having a beneficial interest in a Global Note may, upon request, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile), upon which the Trustee may conclusively rely:

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

               (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

               (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an opinion of counsel to the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; or

               (D) if such beneficial interest is being transferred to an "institutional accredited investor" (as defined in Section 2.6(g) hereof), a certification to that effect from the transferor (in substantially the form of Exhibit B hereto), a certification from such transferee containing certain representations and agreements relating to the restrictions on transfer of such Transfer Restricted Security (the form of which can be obtained from the Trustee) and an opinion of counsel to the transferor or transferee acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

               the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes.
              -----------------------------------------------------
Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) Authentication of Definitive Notes in Absence of Depositary.  If
              -----------------------------------------------------------
at any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes, or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes, the Depositary or the Note Custodian shall surrender such Global Note to the Trustee, and the Company shall execute, and the Trustee shall authenticate and deliver in exchange for such Global Notes, Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Notes. Such Definitive Notes shall be registered in such names as the Depositary shall direct in writing.

          (g)  Legends.
               -------

          (i) Except as permitted by the following paragraphs (ii), and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

               THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
               ACT) WHO IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE ISSUER, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE

               FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (BASED UPON AN OPINION OF COUNSEL) IF THE ISSUER SO REQUESTS) SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
                    (i) above and rescind any restriction on the transfer of such Transfer Restricted Security, and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but shall continue to be subject to the provisions of Section 2.6(c) hereof, provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

          (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company.

          (h)    Cancellation and/or Adjustment of Global Notes.  At such time
                 ----------------------------------------------
as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

          (i)    General Provisions Relating to Transfers and Exchanges.
                 ------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.7, 4.8 and 9.5 hereto).

          (iii) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (iv)   Neither the Registrar nor the Company shall be required:

                 (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or

                 (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part except the unredeemed portion of any Note being redeemed in part; or

                 (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (v) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

          (j)    Certain Transfers in Connection with and after the Exchange
                 -----------------------------------------------------------
Offer. Notwithstanding any other provision of this Indenture: (i) no Series B
- -----
Note may be exchanged by the Holder thereof for a Series A Note; (ii) accrued and unpaid interest on the Series A Notes being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Series B Notes following the

Exchange Offer; and (iii) interest on the Series B Notes to be issued in the Exchange Offer shall accrue from the date of the Exchange Offer.

Section 2.7.  Replacement Notes.

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall, upon the written request of the Holder thereof, issue, and the Trustee shall authenticate, a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by such Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8.  Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it (or its agent), those delivered to it (or its agent) for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note (other than a mutilated Note surrendered for replacement) is held by a bona fide purchaser (as such term is defined in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York).

          If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent holds money or Cash Equivalents sufficient to pay Notes payable on a redemption date or maturity date, then such Notes shall be deemed to be no longer outstanding, provided that such Notes shall have reached their stated maturity or, if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in
Article 3.

Section 2.9.    Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee has actual knowledge are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Unless the Company shall direct that canceled Notes be returned to it, all canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its standard procedures, and the Trustee shall maintain a record of their disposal. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee (or its Agent) for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee (or its Agent) for cancellation pursuant to this Section 2.11.

Section 2.12.  Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner to the Persons who are Holders on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.

Section 2.13.  Persons Deemed Owners.

          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and any agent of the foregoing shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and interest on such Notes; provided that defaulted interest shall be paid as set forth in Section 2.12), and none of the Trustee, any Agent, the Company or any agent of the foregoing shall be affected by notice to the contrary.

Section 2.14.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will print CUSIP numbers on the Notes, and the Trustee may use CUSIP numbers in notices of redemption and purchase as a convenience to Holders, provided, however, that any such notices may state that no representation is made as to the correctness of such numbers as printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect or omission in such numbers.


                                  ARTICLE 3
                           REDEMPTION AND PREPAYMENT


Section 3.1.  Notices to Trustee.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least

40 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee) an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and accrued interest and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be canceled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

Section 3.2.  Selection of Notes to be Redeemed.

          If fewer than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of any applicable Depositary, legal and securities exchange requirements or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that no Notes of $1,000 principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3.  Notice of Redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price and accrued interest;


          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 40 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.  Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.5.  Deposit of Redemption Price.

          On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Consolidated Subsidiary is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.4) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment. If the redemption date is an Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on the related record date.

Section 3.6.  Notes Redeemed In Part.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7.  Optional Redemption.

          (a) The Company shall not have the option to redeem the Notes pursuant to this Article 3 prior to April 15, 2000. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve month period beginning on April 15 of the years indicated below:

                    Year                      Percentage
                    ----                      ----------

                    2000                        106%
                    2001                        103%
                    2002                        100%

          (b) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.


                                   ARTICLE 4
                                   COVENANTS

Section 4.1.  Payment of Notes.

          The Company shall pay or cause to be paid the principal of, premium if any, and interest on the Notes on the dates, at the place and in the manner provided in the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Paying Agent shall return to the Company, no later than three Business Days following the date of payment any money (including accrued interest) in excess of the amounts paid on the Notes.

Section 4.2.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

Section 4.3.  Provisions of Reports and Other Information.

          (a) The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same are so required to be filed with the SEC.

          (b) So long as any of the Transfer Restricted Securities remain outstanding, the Company shall furnish to the Holders of the Transfer Restricted Securities and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (c) If the Company instructs the Trustee to distribute any of the documents described in clause (a) above to the Holders, the Company shall provide the Trustee with a sufficient number of copies of all such documents that the Company may be required to deliver to the Holders under this
Section 4.3.

Section 4.4.  Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (one of the signatories of which shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company) stating, as to each such Officer signing such certificate, whether or not, to the best of his or her knowledge, the Company (i) is in compliance with all covenants contained in this Indenture and (ii) is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5.  Limitation on Company and Consolidated Subsidiary Indebtedness.

          The Company shall not, and shall not permit any Consolidated Subsidiary of the Company to, create, incur, assume, guarantee the payment of, or otherwise become liable for, any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, unless, at the time of such event and after giving effect thereto on a pro forma basis, the Company's Consolidated Interest Coverage Ratio for the last four full fiscal quarters immediately preceding such event, taken as one period, is not less than 2.0 to 1.

Section 4.6.  Limitation on Restricted Payments.

          (a) The Company shall not, and shall not permit any Consolidated Subsidiary of the Company to, directly or indirectly, (i) declare or pay any dividend on, or make any distribution in respect of or purchase, redeem or retire for value any capital stock of the Company, other than (1) through the issuance solely of the Company's own capital stock (other than Redeemable Stock) or options, warrants or other rights thereto or (2) in the case of any such capital stock that is Redeemable Stock ("Existing Redeemable Stock"), through the issuance solely of the Company's own capital stock (including new shares of Redeemable Stock, provided such new shares of Redeemable Stock have an Average Life equal to or greater than the lesser of (A) the remaining Average Life of the Existing Redeemable Stock or
(B) the remaining Average Life of the Notes), or (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to scheduled maturity, mandatory sinking fund date or mandatory repayment date (including any repayment date resulting from the exercise of a Put Right by the holder of any Indebtedness, but excluding any repayment date arising as a result of any Indebtedness being declared due and payable prior to the date on which it would otherwise become due and payable due to any default in the performance of any term or provision of such Indebtedness), any Indebtedness of the Company which is subordinate in right of payment to the Notes (other than with, and to the extent of, the proceeds from the incurrence of Refinancing Indebtedness that constitutes Permitted Indebtedness) (such payments or any other actions described in (i) and (ii), collectively, "Restricted Payments").

          (b) The Company or any Consolidated Subsidiary of the Company may make a Restricted Payment which would otherwise be prohibited by Subsection (a) of this Section 4.6, provided, that (i) at the time of and after giving effect to the proposed Restricted Payment no Event of Default (and no Default) shall have occurred and be continuing; (ii) at the time of and after giving effect to the proposed Restricted Payment (the value of any such payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), the aggregate amount of all Restricted Payments declared or made after June 30, 1992 shall not exceed the sum of
(1) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning after June 30, 1992 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) plus (2) the aggregate proceeds received by the Company as capital contributions to the Company after June 30, 1992, or from the issuance and sale (other than to a Consolidated Subsidiary of the Company) after June 30, 1992 of capital stock of the Company (excluding Redeemable Stock but including stock issued upon conversions of Convertible Debt, stock issued to the Company's pension plans and stock issued upon the exercise of options or warrants), plus (3) $250 million; and (iii) immediately after giving effect to such proposed Restricted Payment the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.5; provided, however, the provisions of clause (iii) above shall not be applicable to any declaration or payment in cash of current dividends or dividends in arrears in respect of any series of preferred stock of the Company.

          (c) The foregoing provisions of Subsections 4.6 (a) and (b) will not prevent the payment of any dividend within 60 days after the date of its declaration, if, at the date of declaration, such payment would be permitted by such provisions. Notwithstanding the foregoing, "Restricted Payment" shall not include (i) the payment, during the period beginning October 1, 1992 and ended June 30, 1994, of an aggregate of $185 million of dividends in arrears in respect of the Company's preferred stock, or (ii) the redemption of Convertible Debt pursuant to the terms of the indenture or other instrument under which such debt is issued, provided that (1) the last reported sale price for the Company's Common Stock for each of the five consecutive trading days immediately preceding the date of the notice of redemption therefor (the "notice date") shall have exceeded 115% of the conversion price for such Convertible Debt and (2) the Company's Consolidated Interest Coverage Ratio for the last four fiscal quarters immediately preceding such notice date, taken as one period, is not less than
2.0 to 1.

Section 4.7.  Limitation on Transactions with Related Persons.

          The Company shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with a Related Person unless such transaction or series of transactions is on terms that are no less favorable to the Company or such Consolidated Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated third party; provided, however, that the foregoing restrictions shall not apply to (a) transactions between or among any of the Company and its Wholly Owned Consolidated Subsidiaries, (b) transactions between or among any of the Company and its Consolidated Subsidiaries that are not Wholly Owned Consolidated Subsidiaries, provided such transactions are entered into in the ordinary course of business on terms and conditions consistent with past practice and (c) any transaction with an officer or director of the Company or any Consolidated Subsidiary entered into in the ordinary course of business (including, without limitation, compensation or employee benefit and perquisite arrangements).

Section 4.8.  Purchase of Notes Upon Change in Control.

          (a) Upon the occurrence of a Change in Control, each Holder of Notes shall have the right (the "Repurchase Right"), at the Holder's option, to require the Company to repurchase all or any portion of such Holder's Notes, in integral multiples of $1,000, at the Put Price in cash, in accordance with and subject to the terms of this Section 4.8. Such repurchase shall occur on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice hereinafter described. The Company will mail a notice containing the information set forth in Subsection 4.8(b) below (the "Company Notice") to all Holders of Notes within 30 days following any Change in Control, and the Company will purchase all tendered Notes by making payment of the Put Price on the Repurchase Date. The Company shall promptly deliver a copy of the Company Notice to the Trustee and shall cause a copy of such notice to be published in The Wall Street Journal or another newspaper of national circulation.

          (b)  The Company Notice shall state:

               (i) That a Change in Control has occurred and that each Holder of Notes has the right to require the Company to repurchase such Holder's Note at the Put Price in cash;

               (ii) the circumstances and relevant facts regarding such Change in Control;

               (iii) the Repurchase Date and the instructions a Holder of Notes must follow in order to have such Holder's Notes repurchased in accordance with this Section 4.8;

               (iv) that any Note not tendered will continue to accrue interest;

               (v) that on the Repurchase Date any Note tendered for payment pursuant to the terms hereof and for which money sufficient to pay the Put Price has been deposited with the Trustee, as provided in this Section 4.8, shall cease to accrue interest after the Repurchase Date;

               (vi) that Holders electing to have a Note repurchased pursuant to this Section 4.8 will be required to surrender the Note, duly endorsed for transfer, together with an irrevocable written notice in the form entitled "Election to Exercise Repurchase Right Upon a Change in Control" on the reverse of the Note, to the Company (or an agent designated by the Company for such purpose) at the address specified in the Company Notice and the Trustee on or prior to the close of business on the 30th day after the date of the Company Notice; and

               (vii) such other information as may be required by applicable law and regulations;provided that no failure of the Company to give the foregoing notices and no defect therein shall limit the Repurchase Rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this
Section 4.8.

          (c) Following a Change in Control, the Company shall accept for payment Notes properly tendered pursuant to this Section 4.8. Prior to the Repurchase Date, the Company shall deposit with the Trustee money sufficient to pay the Put Price for all Notes (or portions thereof) so tendered and deliver, or cause to be delivered, to the Trustee Notes properly tendered pursuant to this Section 4.8 and accepted together with an Officers' Certificate describing the Notes so tendered to and being purchased by the Company. On the Repurchase Date, the Trustee shall, to the extent that monies deposited with the Trustee are available therefor, mail to the Holders of Notes so tendered and accepted for payment an amount equal to the Put Price and, as soon as possible after such payment, the Trustee shall cancel the Notes so tendered and accepted. The Company shall publicly announce the results of the Change in Control tender offer as soon as practicable after the Repurchase Date. The Company shall issue to Holders whose Notes are purchased only in part new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (d) Notwithstanding the foregoing, in repurchasing the Notes pursuant to this Section 4.8, the Company shall comply with all applicable tender offer rules, including but not limited to Sections 13(e) and 14(e) under the Exchange Act and Rules 13e-1 and 14e-1 thereunder.

          (e) Each Holder of Notes properly tendered for purchase pursuant to this Section 4.8 who is not paid the Put Price for such Notes in the manner described in Subsection 4.8(c) will be entitled to receive (as part of any subsequent payment of the Put Price prior to the earlier of (i) the date such Holder's election to require the Company to purchase such Notes is withdrawn or
(ii) the date all outstanding Notes are accelerated under Section 6.2 or an Event of Default under Section 6.1(g) or 6.1(h) shall occur) interest on the entire principal of such outstanding Notes at the rate provided in such outstanding Notes through the date the Put Price is paid, to the extent not theretofore paid on such Notes in accordance with their terms.

          (f) The Company is solely responsible for performing the duties and responsibilities contained in this Section 4.8, other than the obligations of the Trustee specifically set forth in Subsection 4.8(c). The Trustee shall not be responsible for any failure of the Company to make any deposit with the Trustee or to deliver to the Trustee Notes tendered pursuant to this Section 4.8 or, subject to Section 7.1, any failure of the Company to comply with any of the other covenants of the Company contained in this Section 4.8.

Section 4.9.  Limitation on Mortgages and Liens.

          The Company shall not at any time, directly or indirectly, create or assume and shall not cause or permit a Subsidiary, directly or indirectly, to create or assume, otherwise than in favor of the Company or a Wholly Owned Subsidiary, any mortgage, pledge or other lien or encumbrance upon any Principal Manufacturing Property or any interest it may have therein or of or upon any stock or indebtedness of any Subsidiary, whether now owned or hereafter acquired, without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Notes and any other indebtedness of the Company then entitled thereto shall be secured by such mortgage, pledge, lien or encumbrance equally and ratably with any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured; provided, however, that the foregoing covenant shall not be applicable to the following:

          (a)(i) any mortgage, pledge or other lien or encumbrance on any property hereafter acquired or constructed by the Company or a Subsidiary, or on which property so constructed is located, and created prior to, contemporaneously with or within 180 days after, such acquisition or construction or the commencement of commercial operation of such property to secure or provide for the payment of any part of the purchase or construction price of such property, or (ii) the acquisition by the Company or a Subsidiary of such property subject to any mortgage, pledge, or other lien or encumbrance upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Subsidiary, or (iii) any mortgage, pledge, or other lien or encumbrance existing on the property, shares of stock or indebtedness of a corporation at the time such corporation shall become a Subsidiary, or (iv) any conditional sales agreement or other title retention agreement with respect to any property hereafter acquired or constructed; provided that the lien of any such mortgage, pledge or other lien does not spread to property owned prior to such acquisition or construction or to other property thereafter acquired or constructed other than additions to such acquired or constructed property and other than property on which property so constructed is located, and provided, further, that if a firm commitment from a bank, insurance company or other lender or investor (not including the Company, a Subsidiary or an Affiliate of the Company) for the financing of the acquisition or construction of property is made prior to, contemporaneously with or within the 180 day period hereinabove referred to, the applicable mortgage, pledge, lien or encumbrance shall be deemed to be permitted by this subsection
(a) whether or not created or assumed within such period;

          (b) any mortgage, pledge or other lien or encumbrance created for the sole purpose of extending, renewing or refunding any mortgage, pledge, lien or encumbrance permitted by subsection (a) of this Section; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or refunding and that such extension, renewal or refunding of any mortgage, pledge, lien or encumbrance shall be limited to all or any part of the same property that secured the mortgage, pledge or other lien or encumbrance extended, renewed or refunded;

          (c) liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith, and against which an adequate reserve has been established; pledges or deposits to secure public or statutory obligations or to secure performance in connection with bids or contracts; materialmen's, mechanics', carrier's, workmen's, repairmen's or other like liens, or deposits to obtain the release of such liens; deposits to secure surety, stay, appeal or customs bonds; liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings; licenses or leases or patents, trademarks or trade names; leases and liens, rights of reverter and other possessory rights of the lessor thereunder; zoning restrictions, easements, rights-of-way or other restrictions on the use of real property or minor irregularities in the title thereto; and any other liens and encumbrances similar to those described in this subsection, the existence of which does not, in the opinion of the Company, materially impair the use by the Company or a Subsidiary of the affected property in the operation of the business of the Company or a Subsidiary, or the value of such property for the purposes of such business;

          (d) any contracts for production, research or development with or for the Government, directly or indirectly, providing for advance, partial or progress payments on such contracts and for a lien, paramount to all other liens, upon money advanced or paid pursuant to such contracts, or upon any material or supplies in connection with the performance of such contracts to secure such payments to the Government; and liens or other evidences of interest in favor of the Government, paramount to all other liens, on any equipment, tools, machinery, land or buildings hereafter constructed, installed or purchased by the Company or a Subsidiary primarily for the purpose of manufacturing or providing any product or performing any development work, directly or indirectly, for the Government to secure indebtedness incurred and owing to the Government for the construction, installation or purchase of such equipment, tools, machinery, land or buildings. For the purpose of this subsection (d), "Government" shall mean the Government of the United States of America and any department or agency thereof.

          (e) any mortgage, pledge or other lien or encumbrance created after the date of this Indenture on any property leased to or purchased by the Company or a Subsidiary after that date and securing, directly or indirectly, obligations issued by a State, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the cost of acquisition or cost of construction of such property, provided that the interest paid on such obligations is entitled to be excluded from gross income of the recipient pursuant to Section 103(a)(1) of the Code (or any successor to such provision) as in effect at the time of the issuance of such obligations;

          (f) any mortgage, pledge or other lien or encumbrance created by the Company or a Subsidiary for the purpose of securing the payment of any V Loan Debt of the Company or such Subsidiary, provided that such mortgage, pledge or other lien shall be limited to assets and contracts specified in the definition of "V Loan Debt" in Section 1.1 hereof.

          (g) any pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising in the ordinary course of business, out of installment or conditional sales to or by, or other transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services; and

          (h) any mortgage, pledge or other lien or encumbrance not otherwise permitted under this Section, provided the aggregate amount of indebtedness secured by all such mortgages, pledges, liens or encumbrances, together with the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted except under Section 4.10(a) does not exceed the greater of $250,000,000 or 5% of Consolidated Stockholders' Equity.

Section 4.10.  Limitation on Sale and Leaseback Transactions.

          The Company shall not, and shall not permit any Subsidiary to, sell or transfer (except to the Company or one or more Wholly Owned Subsidiaries, or both) any Principal Manufacturing Property owned by it on the date of this Indenture with the intention of taking back a lease of such property other than a lease for a temporary period (not exceeding 36 months) with the intent that the use by the Company or such Subsidiary of such property will be discontinued on or before the expiration of such period unless either:

          (a) the sum of the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted under this Section plus the aggregate amount of indebtedness secured by all mortgages, pledges, liens and encumbrances not otherwise permitted except under Section 4.9(h) does not exceed the greater of $250,000,000 or 5% of Consolidated Stockholders' Equity, or

          (b) the Company within 120 days after the sale or transfer shall have been made by the Company or by any such Subsidiary applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Manufacturing Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Manufacturing Property sold and leased back at the time of entering into such arrangement (which may be conclusively determined by the Board of Directors of the Company) to the retirement of the Notes or other Funded Debt of the Company ranking on a parity with the Notes; provided, that the amount required to be applied to the retirement of outstanding Notes or other Funded Debt of the Company pursuant to this clause (b) shall be reduced by
(1) the principal amount of any Notes delivered within 120 days after such sale to the Trustee for retirement and cancellation, and (2) the principal amount of any other Funded Debt of the Company ranking on a parity with the Notes voluntarily retired by the Company within 120 days after such sale, whether or not any such retirement of Funded Debt shall be specified as being made pursuant to this clause (b). Notwithstanding the foregoing, no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Section 4.11.  Corporate Existence.

          Except as otherwise permitted pursuant to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.


                                   ARTICLE 5
                                   SUCCESSORS

Section 5.1.  Merger, Consolidation, or Sale of Assets.

          The Company shall not consolidate with or merge into or sell, assign, transfer, lease, convey or otherwise dispose of its properties or assets substantially as an entirety, to any Person unless (i) the Company is the surviving corporation, or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity formed by or surviving any such consolidation or merger (if other than the Company), or the entity to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, as the case may be, assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii) immediately or after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; (iv) if as a result of any such consolidation or merger or such sale, assignment, transfer, lease, conveyance or other disposition, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor entity, as the case may be, shall take such steps as shall be necessary effectively to secure all Notes equally and ratably with (or prior to) all indebtedness secured thereby; and (v) immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or a Consolidated Subsidiary of the Company which becomes the obligation of the Company or any of its Consolidated Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company or such successor entity could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.5.

Section 5.2.  Successor Company Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 5.1 hereof, the successor corporation, Person or other entity formed by such consolidation or into which the Company is merged or to which such sale, assignment transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation, Person or other entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation, Person or other entity had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                  ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.1.  Events of Default.

          An "Event of Default" means any one of the following events:

          (a) default in the payment of interest on any Note when the same becomes due and payable and continuance of such default for a period of 30 days;

          (b) default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable, whether at maturity, upon redemption, in the event of repurchase pursuant to Section 4.8 hereof, or otherwise;

          (c) the Company's failure to comply with the terms and provisions of
Section 5.1 hereof;

          (d) the Company's failure to comply with any of its other agreements or covenants in this Indenture and continuance of such Default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the then outstanding Notes, a written notice specifying such

Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (e) default (i) in the payment of any scheduled principal of or interest on any Indebtedness of the Company or any Consolidated Subsidiary of the Company (other than the Notes) aggregating more than $25 million in principal amount when due after giving effect to any applicable grace period or
(ii) in the performance of any other term or provision of any Indebtedness of the Company or any Consolidated Subsidiary of the Company (other than the Notes) in excess of $25 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and to the Trustee by the Holders of at least 25% in principal amount of the Notes a written notice specifying such events or events of default and stating that such notice is a "Notice of Default" hereunder;

          (f) the entry against the Company or any Consolidated Subsidiary of the Company of one or more judgments, decrees or orders by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $25 million and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution and there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and to the Trustee by the Holders of at lest 25% in principal amount of the Notes a written notice specifying such entry and continuance of such judgment, decree or order and stating that such notice is a "Notice of Default" hereunder;

          (g) the Company shall, pursuant to or within the meaning of any Bankruptcy Law:

          (i)    commence a voluntary case;

          (ii) consent to the entry of an order for relief against it in an involuntary case;

          (iii) consent to the appointment of a Custodian of it or for all or substantially all of its property;

          (iv)   make a general assignment for the benefit of its creditors; or

          (v) admit in writing its inability to pay its debts generally as they become due; or

          (h) a court of competent jurisdiction shall enter an order or decree under any Bankruptcy Law that:

          (i)    is for relief against the Company, or

          (ii) appoints a Custodian of the Company for all or substantially all of the property of the Company, or

          (iii)  orders the liquidation of the Company

and in the event of any of (i), (ii) or (iii), the order or decree remains unstayed and in effect for at least 60 consecutive days.

Section 6.2.  Acceleration.

          If any Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may accelerate the maturity of all Notes and declare the unpaid principal of all the Notes to be due and payable immediately. Upon the effectiveness of such acceleration, the principal shall be due and payable immediately. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may, before a judgment or decree based on acceleration has been obtained, rescind and annul such an acceleration if all existing Events of Default (except nonpayment of principal, premium, if any, or interest that have become due solely because of the acceleration) have been cured or waived.

Section 6.3.  Other Remedies.

          Subject to Section 6.2, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.  Waiver of Past Defaults.

          Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder (including without limitation acceleration and its consequences, including any related payment default that resulted from such acceleration), except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) or in respect of a covenant or provision of this Indenture that cannot, under the terms hereof, be modified or amended without the consent of the Holders of each outstanding Note affected thereby. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.  Control by Majority.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability and (ii) the Trustee may take any other action it deems proper that is not inconsistent with such direction.

Section 6.6.  Limitation on Suits.

          Subject to the provisions of Section 6.7 hereof, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes (including, without limitation, the institution of any proceeding, judicial or otherwise, with respect to the Notes or this Indenture or for the appointment of a receiver or trustee for the Company and/or any of its Consolidated Subsidiaries) only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of at least 25% in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which in the opinion of the Trustee is inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.  Rights of Holders of Notes to Receive Payment.

          The right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8.  Collection Suit by Trustee.

          If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.  Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participation as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

          Third: the remainder to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, each party to this Indenture agrees, and each Holder by its acceptance of its Notes shall be deemed to have agreed, that any court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.1.  Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)     Except during the continuance of an Event of Default:

          (i) the Trustee shall not be liable hereunder except for such duties of the Trustee which shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not such documents conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.  Rights of Trustee.

          (a) The Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) The permissive right of the Trustee to act hereunder shall not be construed as a duty.

          (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.3.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in TIA (S)310(b)), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (to the extent permitted under TIA (S)310(b)) or resign. Any Agent may do the same with like rights and duties.

Section 7.4.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is actually known to the principal account officer of the Trustee responsible for this Indenture, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such event occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.  Reports by Trustee to Holders of the Notes.

          Within 60 days after each September 30 (beginning with the September 30 following the date of this Indenture) and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S)313(a) (but if no event described in TIA (S)313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
(S)313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S)313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with and to the extent required by TIA (S)313(d). The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange or automatic quotation system.

Section 7.7.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time compensation as shall be agreed upon between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall promptly notify the Company of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent which consent shall not be unreasonably withheld. The Company need not reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence, bad faith or willful misconduct of the Trustee.

          The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.  Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor trustee with the consent of the Company. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a receiver, Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.  Successor Trustee by Merger, Etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee that satisfies the requirements of TIA (S)310(a)(1), (2) and (5) and that has, or is a subsidiary of a bank holding company that has, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

The Trustee is subject to TIA (S)310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

          The Trustee is subject to TIA (S)311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S)311(a) to the extent indicated therein.

                                  ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
                           SATISFACTION AND DISCHARGE


Section 8.1.  Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.2.  Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.6 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged pursuant to this Indenture: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.2 hereof and, with respect to the Trustee, under Section 7.7 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3.  Covenant Defeasance.

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, and subject to the satisfaction of the conditions set forth in Section 8.4 hereof, the Company shall be released from its obligations under the covenants contained in Sections 4.3 through 4.11 and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c) or (d) hereof, nor shall any event referred to in Section 6.1(e) of (f) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.4.  Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, expressed in a written certificate delivered to the Trustee, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date and irrevocably instruct the Trustee to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, Liquidated Damages and interest at maturity or on the specified redemption date;

               (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
          (A) the Company has received from, or there has been published by, the

          Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.1(g) or 6.1(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit; and

               (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5.  Satisfaction and Discharge of Indenture.

          (a) The Company may terminate all of its obligations under this Indenture, other than those referred to in subsection (b) below (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture), when

                (i) either

                    (A) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

                    (B) all such Notes have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has deposited or caused to be deposited in cash with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes for principal (and premium and Liquidated Damages, if any) and any interest to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;

               (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          (b) Notwithstanding subsection (a) above, (i) the rights of Holders of Notes to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article 2 and Section 4.2 hereof and, with respect to the Trustee, under Section 7.7 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article 8 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 shall survive.

Section 8.6. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.7 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Sections 8.4 or 8.5 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Consolidated Subsidiaries or Affiliates acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to this Section 8.6 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in this Section 8.6 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certificate delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.7.  Repayment to Company.

          Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company or any of its Consolidated Subsidiaries or Affiliates, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for one year after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request and (if then held by the Company or any of its Consolidated Subsidiaries or Affiliates) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.8.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.2, 8.3 or
8.5 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2, 8.3 or 8.5 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, 8.3 or 8.5 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER


Section 9.1.  Without Consent of Holders of Notes.

              Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to evidence the succession of another Person to the
               Company and provide for the assumption by such successor of the Company's obligations to the Holders under the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

                  (d) to make any change that would provide any additional
               rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA as then in effect; or

                  (f) to provide for collateral for the Notes.

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

Section 9.2.  With Consent of Holders of Notes.

          Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture, and the Notes may be amended or supplemented, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental Indenture that adversely affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                (a) reduce the percentage in principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver;

                (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

                (c) reduce the rate of or change the time for payment of interest on any Note;

                (d) adversely affect the Repurchase Right;

                (e) make any Note payable in money other than that stated in the Notes;

                (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium if any, or interest on the Notes;

                (g) waive a redemption or payment with respect to any Note; or

                (h) make any changes to Sections 9.1 or 9.2 hereof.


Section 9.3.  Compliance With Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4.  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment has been approved by the requisite Holders. An amendment, supplement or waiver becomes effective when approved by the requisite Holders and executed by the Trustee (or, if otherwise provided in such waiver, supplement or amendment in accordance with its terms) and thereafter binds every Holder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.4.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note.

Section 9.5.  Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue, and the Trustee shall authenticate, new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.  Trustee to Sign Amendments, Etc.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.7.  Payments for Consent.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                  ARTICLE 10
                                 MISCELLANEOUS


Section 10.1.  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), such TIA-imposed duties shall control.

Section 10.2.  Notices.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

               Unisys Corporation
               Township Line and Union Meeting Roads
               Blue Bell, Pennsylvania  19424
               Telephone:  (215) 986-4011
               Telecopy:   (215) 986-3889
               Attention:  Treasurer

          If to the Trustee:

               Bank of Montreal Trust Company
               77 Water Street
               New York, New York  10005
               Telephone:  (212) 701-7650
               Telecopy:   (212) 701-7684
               Attention:  Corporate Trust Department


          The Company and the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, in each case to the address shown above.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S)313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.3.  Communication by Holders of Notes With Other Holders of Notes.""

          Holders may communicate pursuant to TIA (S)312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
(S)312(c).

Section 10.4.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.5.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S)314(a)(4)) shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.6.  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7.  No Personal Liability of Directors, Officers, Employees and
               Others.

          No past, present or future director, officer, employee, agent, manager, incorporator, stockholder or other Affiliate of the Company, as such, shall have any liability for any obligations of the Company under any of the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 10.8.  Governing Law.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 10.9.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Consolidated Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10.  Successors.

          This Indenture shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns, except that the Company may not assign this Indenture or its obligations hereunder except as expressly permitted by Sections 5.1 and 5.2. Without limiting the generality of the foregoing, this Indenture shall inure to the benefit of all Holders from time to time. Nothing expressed or mentioned in this Indenture is intended or shall be construed to give any Person, other than the parties hereto, their respective successors and assigns, and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or any provision herein contained.

Section 10.11.  Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12.  Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.13.  Counterparts.

          This Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date set forth above.

                                    UNISYS CORPORATION


                                    By: /s/ Stefan C. Riesenfeld
                                        -----------------------------
                                        Name: Stefan C. Riesenfeld
                                        Title: Vice President & Treasurer

                                    BANK OF MONTREAL TRUST COMPANY


                                    By: /s/ Amy Roberts
                                        -----------------------------
                                        Name: Amy Roberts
                                        Title: Assistant Vice President

                               TABLE OF CONTENTS

ARTICLE 1                                                                   1

Section 1.1.         Definitions                                            1

Section 1.2          Incorporation by Reference of Trust Indenture Act     13

Section 1.3          Rules of Construction                                 14

ARTICLE 2                                                                  15

Section 2.1.         Form and Dating                                       15

Section 2.2.         Execution and Authentication                          16

Section 2.3.         Registrar and Paying Agent                            17

Section 2.4.         Paying Agent to Hold Money in Trust                   18

Section 2.5.         Holder Lists                                          18

Section 2.6.         Transfer and Exchange                                 18

Section 2.7.         Replacement Notes                                     27

Section 2.8.         Outstanding Notes                                     27

Section 2.9.         Treasury Notes                                        28

Section 2.10.        Temporary Notes                                       28

Section 2.11.        Cancellation                                          28

Section 2.12.        Defaulted Interest                                    29

Section 2.13.        Persons Deemed Owners                                 29

Section 2.14.        CUSIP Numbers                                         29

ARTICLE 3                                                                  29

Section 3.1.         Notices to Trustee                                    29

Section 3.2.         Selection of Notes to be Redeemed                     30

Section 3.3.         Notice of Redemption                                  30

Section 3.4.         Effect of Notice of Redemption                        31

Section 3.5.         Deposit of Redemption Price                           31

Section 3.6.         Notes Redeemed In Part                                32

Section 3.7.         Optional Redemption                                   32

ARTICLE 4                                                                  33

Section 4.1.         Payment of Notes                                      32

Section 4.2.         Maintenance of Office or Agency                       33

Section 4.3.         Provisions of Reports and Other Information           33

Section 4.4.         Compliance Certificate                                34

Section 4.5.         Limitation on Company and Consolidated
                     Subsidiary Indebtedness                               35

Section 4.6.         Limitation on Restricted Payments                     35

Section 4.7.         Limitation on Transactions with Related
                     Persons                                               36

Section 4.8.         Purchase of Notes Upon Change in Control              37

Section 4.9.         Limitation on Mortgages and Liens                     39

Section 4.10.        Limitation on Sale and Leaseback Transactions         41

Section 4.11.        Corporate Existence                                   42

ARTICLE 5                                                                  43

Section 5.1.         Merger, Consolidation, or Sale of Assets              43

Section 5.2.         Successor Company Substituted                         43

ARTICLE 6                                                                  44

Section 6.1.         Events of Default                                     44

Section 6.2.         Acceleration                                          46

                                      70

Section 6.3.         Other Remedies                                        46

Section 6.4.         Waiver of Past Defaults                               46

Section 6.5.         Control by Majority                                   47

Section 6.6.         Limitation on Suits                                   47

Section 6.7.         Rights of Holders of Notes to Receive Payment         48

Section 6.8.         Collection Suit by Trustee                            48

Section 6.9.         Trustee May File Proofs of Claim                      48

Section 6.10.        Priorities                                            49

Section 6.11.        Undertaking for Costs                                 49

ARTICLE 7                                                                  50

Section 7.1.         Duties of Trustee                                     50

Section 7.2.         Rights of Trustee                                     51

Section 7.3.         Individual Rights of Trustee                          52

Section 7.4.         Trustee's Disclaimer                                  52

Section 7.5.         Notice of Defaults                                    52

Section 7.6.         Reports by Trustee to Holders of the Notes            52

Section 7.7.         Compensation and Indemnity                            53

Section 7.8.         Replacement of Trustee                                54

Section 7.9.         Successor Trustee by Merger, Etc.                     55

Section 7.10.        Eligibility; Disqualification                         55

Section 7.11.        Preferential Collection of Claims Against Company     56

ARTICLE 8                                                                  56
Section 8.1.         Option to Effect Legal Defeasance or Covenant
                     Defeasance                                            56

Section 8.2.         Legal Defeasance and Discharge                        56

                                      71

Section 8.3.         Covenant Defeasance                                   57

Section 8.4.         Conditions to Legal or Covenant Defeasance            57

Section 8.5.         Satisfaction and Discharge of Indenture               59

Section 8.6.         Deposited Money and Government Securities to
                     be Held in Trust; Other Miscellaneous Provisions      60

Section 8.7.         Repayment to Company                                  60

Section 8.8.         Reinstatement                                         61

ARTICLE 9                                                                  61

Section 9.1.         Without Consent of Holders of Notes                   61

Section 9.2.         With Consent of Holders of Notes                      62

Section 9.3.         Compliance With Trust Indenture Act                   64

Section 9.4.         Revocation and Effect of Consents                     64

Section 9.5.         Notation on or Exchange of Notes                      64

Section 9.6.         Trustee to Sign Amendments, Etc.                      65

Section 9.7.         Payments for Consent                                  65

ARTICLE 10                                                                 65

Section 10.1.        Trust Indenture Act Controls                          65

Section 10.2.        Notices                                               66

Section 10.3.        Communication by Holders of Notes With Other
                     Holders of Notes                                      67

Section 10.4.        Certificate and Opinion as to Conditions Precedent    67

Section 10.5.        Statements Required in Certificate or Opinion         67

Section 10.6.        Rules by Trustee and Agents                           68

Section 10.7.        No Personal Liability of Directors, Officers,
                     Employees and Others                                  68

Section 10.8.        Governing Law                                         68

Section 10.9.        No Adverse Interpretation of Other Agreements         68

Section 10.10.       Successors                                            68

Section 10.11.       Severability                                          69

Section 10.12.       Table of Contents, Headings, Etc.                     69

Section 10.13.       Counterparts                                          69

                                   EXHIBIT A
                                (Face of Note)

      Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York)("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. /1/

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) WHO IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") RESELL PLEDGE OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE ISSUER, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF

- -------------------
/1/ This paragraph should be included only if the Note is issued in global form.

WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
(E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
(F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (BASED UPON AN OPINION OF COUNSEL) SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE./2/




- ------------------------
/2/  This legend not required in the case of (1) a Note issued pursuant to
     Section 2.6(g)(ii) of the Indenture or (2) a Series B Note issued pursuant to Section 2.6(g)(iii) of the Indenture.

                              UNISYS CORPORATION

                12% Senior Notes Due 2003 [Series A] [Series B]

No.                                                              $
   ------------                                                   ------------
CUSIP
     ----------

         UNISYS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal sum of $________ on April 15, 2003, and to pay interest thereon at the rate per annum specified on this Note. The Company will pay interest semi-annually on April 15 and October 15 of each year (each, an "Interest Payment Date"). Subject to the provisions on the reverse hereof, interest on this Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 29, 1996; provided that the first interest payment date shall be October 15, 1996.

         Subject to the provisions on the reverse hereof, the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will (unless this Note has been called for redemption on a redemption date which is prior to such Interest Payment Date and unless this Note has been designated to be repurchased on a Repurchase Date which is prior to such Interest Payment
Date) be paid to the Person in whose name this Note is registered at the close of business on the record date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, shall be payable as provided in the Indenture.

         If this Note is a Global Note, all payments in respect of this Note will be payable by the Company through the Trustee to the Depositary or its nominee in same day funds in accordance with customary procedures established from time to time by the Depositary. If this Note is a Definitive Note, payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose; provided,
                                                                 --------
however, that the Holder will be entitled to receive interest payments by wire
- -------
transfer in next day funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Note, payment of interest may be made by check mailed to such Holder at the address set forth in the register maintained by the Registrar. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to require the Company to repurchase this Note upon any Change in Control on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                         UNISYS CORPORATION

                                    By:
                                         --------------------------------
                                         Title:

[Corporate Seal]

Attest:

- -----------------------------------
Title:

       [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is one of the Notes referred to in the within-mentioned Indenture.


                                         BANK OF MONTREAL TRUST COMPANY,
                                         as Trustee

Dated:                                By:
      -----------------------------      --------------------------------
                                         Authorized Signature

                           [FORM OF REVERSE OF NOTE]

                              UNISYS CORPORATION

                12% Senior Notes Due 2003 [Series A][Series B]



       This Note is one of a duly authorized issue of Notes of the Company known as its 12% Senior Notes due 2003 (herein referred to as the "Notes"), limited to the aggregate principal amount of $425,000,000, all issued or to be issued under and pursuant to an indenture, dated as of March 29, 1996 (herein referred to as the "Indenture"), duly executed and delivered between the Company and Bank of Montreal Trust Company, trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

      The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

      The Notes are subject to redemption, as a whole or in part, at any time on or after April 15, 2000 at the option of the Company upon not less than 30 nor more than 60 days' notice by first-class mail in amounts of $1,000 or an integral multiple of $1,000 at the following redemption prices (expressed as a percentage of the principal amount) if redeemed during the 12-month period beginning April 15 of the years indicated below:

                 Year                          Redemption Price
                 ----                          ----------------

                 2000............................... 106%

                 2001............................... 103%

                 2002............................... 100%



in each case, together with accrued and unpaid interest, if any, to the redemption date; provided that if the date fixed for redemption is an Interest Payment Date, then interest payable on such date shall be paid to the Holder of record on the preceding record date for such interest. If less than all of the Notes are to be redeemed, such portion of the Notes shall be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

     Upon the occurrence of a Change in Control, each Holder may require the Company to repurchase all of such Holder's Notes, or a portion thereof which is $1,000 or any integral multiple thereof, on the Repurchase Date at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date.

     If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed or to repurchase this Note upon a Change in Control as provided in the Indenture.

      The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      The registered Holder of a Note may be treated as its owner for all purposes.

      Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A/ (Uniform Gifts to Minors Act).

      In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights and obligations set forth in the Registration Rights Agreement.

      Notwithstanding any other provisions of the Indenture or this Note:
(i) accrued and unpaid interest on the Series A Notes being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Series B Notes following the Exchange Offer, (ii) interest on the Series B Notes to be issued in the Exchange Offer shall accrue from the date the Exchange Offer is consummated and (iii) the Series B Notes shall have no provision for Liquidated Damages.

      All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

- ------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

- ------------------------------------------------------------------------------

Date:          Your Name:
     ----------          -----------------------------------------------------
               (Print your name exactly as it appears on the face of this Note)

               Your Signature:
                              ------------------------------------------------
               (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                            REPURCHASE RIGHT NOTICE


Unisys Corporation
Township Line and Union Meeting Roads
Blue Bell, Pennsylvania  19424

Attention:

Bank of Montreal Trust Company


       The undersigned registered holder of the enclosed Note, duly endorsed for transfer, hereby irrevocably notifies you of the undersigned's election to
require Unisys Corporation to purchase on          (the "Repurchase Date") the
enclosed Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, and directs Unisys Corporation to pay to the registered holder of such Note (unless a different name is indicated below) 101% of the principal amount of such Note plus accrued interest to the Repurchase Date.

Principal amount to be repurchased (if less than all):
$         ,000

Dated:

- ------------------------------------------------------------------------------
                                    (Name)

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                   (Address)

Social Security or Tax Identification No.:


                            SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES/3/

                            The following exchanges of a part of this Global Note for Definitive
          Notes have been made:

                                                                                  Principal Amount of this         Signature of
                         Amount of decrease in         Amount of increase in             Global Note           authorized officer of
                        Principal Amount of this        Principal Amount of        following such decrease        Trustee or Note
Date of Exchange              Global Note                this Global Note              (or increase)                 Custodian
- ----------------              -----------                ----------------              --------------                ---------


















- -----------------------------------
/3/  This schedule should be included only if the Note is issued in global form.

                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re: 12% Senior Notes due 2003 of Unisys Corporation.

         This Certificate relates to $__________ principal amount of Notes held in * __________ global or * __________ definitive form by __________ (the
"Transferor").

The Transferor*:

   [ ]   has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Depositary, a Note or Notes in definitive, registered form or a beneficial interest in the Series B Global Note issued pursuant to the Exchange Offer, in both cases in the authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

   [ ]   has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

   In connection with such request and in respect of each such Note, the Transferor does hereby certify that it is familiar with the Indenture relating to the above captioned Notes, and the transfer of this Note does not require registration under the Securities Act of 1933 (the "Securities Act") because such Note:

   [ ]   is being acquired for the Transferor's own account, without transfer;

   [ ]   is being transferred pursuant to an effective registration statement;

   [ ]   is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

   [ ]   is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

   [ ]   is being transferred pursuant to Rule 144 under the Securities Act;

- --------------------------------
*   Check applicable box.

** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

      [ ]   is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:___________________ ________________________________________________________________________)***

      [ ]   is being transferred to an "accredited investor" (as defined in Rule
501(a)(1),(2),(3) or (7) under the Securities Act who is an institution.****


                                          ----------------------------------
                                          (INSERT NAME OF TRANSFEROR)


                                          By:
                                             -------------------------------

Date:
     ---------------------






















- --------------------------
*** If this box is checked, this certificate must be accompanied by a opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

**** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act. In addition, the transferee must furnish a written certification to the Trustee containing certain representations and agreements relating to the restrictions on transfer of the Note or Notes.

                                      B-2